                              OFFICER'S CERTIFICATE

         I do hereby certify and represent that:

         1. I am the duly elected Secretary of deCODE genetics, Inc., a Delaware corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.43 to deCODE genetics, Inc.'s Annual Report on Form 10-K is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Secretary of deCODE genetics, Inc. on this 21 day of March, 2002.


                                  By:        /s/ Tanya Zharov
                                             -----------------------------------
                                  Name:      Tanya Zharov
                                  Title:     Secretary and Corporate Counsel
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                                                                   Exhibit 10.43


[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THESE PORTIONS HAVE BEEN MARKED WITH THE CLAUSE "CONFIDENTIAL TREATMENT REQUESTED" AND/OR TWO ASTERISKS ENCLOSED IN BRACKETS (i.e., [**]). THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                                                                    ISLANDSBANKI

                                  CONFIDENTIAL.

The signatories hereto, Islandsbanki FBA hf. (ISB), State Reg. No. 491298-2439, Kirkjusandur, 155 Reykjavik, on the one hand, and Islensk erfoagreining ehf. (BUYER), State Reg. No. 691295-3549, Lynghals 1, 110 Reykjavik, enter into the following:

                   AGREEMENT ON THE SALE AND LISTING OF BONDS
                           ISSUED BY STURLUGATA 8 EHF.

1. THE UNDERTAKING

      The BUYER entrusts to ISB and ISB undertakes to sell and to list on the Iceland Stock Exchange bonds to be issued for the purpose of financing the construction of buildings at Sturlugata 8, Reykjavik, which will house the new headquarters of the BUYER, in accordance with the terms of attached document No. 1 to this Agreement, which is the approved offer of ISB and the BUYER, dated 26 November 2001 (the OFFER). This Agreement further defines Section A of the offer, i.e. the sale and listing of bonds in the amount of up to ISK 1,800 million, issued by the BUYER or a subsidiary of the BUYER. The total amount of the bonds pursuant to this issue is ISK 1,400 million, nominal value.

The bonds will only be sold to professional investors in units of at least ISK 5 million and ISB will not, therefore, conduct due diligence in respect of the BUYER, the bonds or other data relating to the issue.

ISB guarantees the sale of all the bonds at a yield of 8.5% and undertakes to buy for its own account the remaining bonds to make up the difference and bring the nominal value of the sold bonds to ISK 1,400 million and to pay to the BUYER the selling price of the sold bonds no later than 31 January 2002, provided that there are no reservations under Article 6 to preclude payment, nor any dispute on the conditions or sale of the bonds between ISB and the BUYER or as regards the purchasers of the bonds.

2. FEES AND CONTRACT PAYMENT

      2.1   Underwriting fee

            The BUYER shall pay to ISB a fixed fee of [CONFIDENTIAL TREATMENT REQUESTED] for the underwriting service. This fee is non-refundable.

      2.2   Commission

      The BUYER shall pay ISB a commission amounting to [CONFIDENTIAL TREATMENT REQUESTED] on:

      a) the discounted principal of the bonds, in accordance with their terms, in the event that the underwriting falls due prior to the date of issue of the bonds;

      b) the principal of the bonds in the event that the underwriting falls due on the date of issue of the bonds; or

      c) the restated principal of the bonds, in accordance with their terms, in the event that the underwriting falls due after the date of issue.

3. DILIGENCE AND LIABILITY

      ISB relies entirely on information provided by the BUYER as well as information regarded as public. ISB does not guarantee that the information is exhaustive.

ISB is not responsible for any losses, direct or indirect, that the BUYER, investors or others may incur as a result of decisions made on the basis of this Agreement or investments in the bonds, unless the losses may be directly attributed to intent or gross negligence on the part of an employee of ISB.

4. CONFIDENTIAL INFORMATION

      The BUYER will provide ISB with all necessary information in the possession of the company, as well as any other information that may facilitate the furtherance of the undertaking in accordance with this Agreement. For this reason, the parties to the Agreement undertake to handle such information in the strictest confidentiality. This entails:

a) Not to exploit the information in any way except to the extent necessary to attain the aims of this Agreement

b) Not delivering such information to a third party, except with the approval of the other party, and the parties thus receiving information shall undertake to be subject to the provisions of this agreement as regards confidentiality.

c) Not reproducing in any manner material received by the parties to the Agreement, such as by photocopying, recording, scanning or other means.

Material containing confidential information shall be returned on the request of the party that delivered them. The term "confidential information" does not cover information that is publicly available or will become public otherwise than by a violation of this Agreement. The same applies to information provided in a lawful manner from parties other than the BUYER.

In the event that either party to the Agreement violates the substance of this provision the general rules of the law of tort shall apply to any financial losses incurred by the parties as a result. In other respects, confidential information shall be subject to Chapter V of Act No. 13/1996 on Securities Transactions.

5. COMMUNICATION WITH THE PRESS

The parties to the Agreement shall not issue statements on the substance or the progress of the undertaking to the press without the approval of the other party.

6. RESERVATIONS

The commitment of ISB to underwriting and delivery of payments pursuant to this Agreement is subject to the parties' reaching an agreement on the final documentation, including but not restricted to: The form of the bonds, prospectus, the making of a Loan Agreement for a USD 4 million loan (Tier B), the final details of the first refusal option of the University of Iceland, the making of a Site Lease Agreement, the mortgaging of the property at Sturlugata 8, Reykjavik and all the shares in the company Sturlugata 8 ehf.

7. TIME-FRAME, THE TERM OF EFFECT OF THE AGREEMENT AND TERMINATION

This Agreement is effective until its provisions have been fulfilled, but no longer than until 31 January 2002, provided that at that point in time there are no discussions in progress and/or agreements being made on the sale of the bonds. No later than 15 days prior to the end of the term of the Agreement, the parties shall review the term of effect of the Agreement and establish a new term of effect if a consensus is reached. If, on the other hand, this Agreement has expired pursuant to the above.

Amendments to this Agreement shall be in writing and signed by all parties to the Agreement.

In the event that one party to the Agreement violates the provisions of this Agreement the other party may terminate the Agreement and the party against whom the Agreement is being terminated shall be notified of the termination in writing.

8. VENUE

Any dispute regarding the substance of this Agreement or its performance shall be resolved before the District Court of Reykjavik.

This Agreement is made in two identical copies, one to be held by each party to the Agreement.

                           Reykjavik, 21 December 2001

For Islandsbanki FBA                        For Islensk erfoagreining ehf.

Erlendur Magnusson [sign.]                  Tomas Sigurosson [sign.]